Exhibit 4.2

[FORM OF FACE OF NOTE]
[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]
[THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:
(A)TO BLOOM ENERGY CORPORATION (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;
(B)PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;
(C)TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR TO A PERSON THAT YOU REASONABLY BELIEVE TO BE AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT; OR
(D)UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).
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THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.
WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE NOTE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

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Bloom Energy Corporation
10.0% Convertible Senior Secured Note due 2021
[PIK]1
No. [    ]    [Initially]2 $[    ]
CUSIP No. [    ]
Bloom Energy Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby
promises to pay to [CEDE & CO.]3 [    ]4, or registered assigns, the principal sum [as set
forth in the “Schedule of Exchanges of Notes” attached hereto]5 [of $[    ]]6, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $1[ ],000,000 in aggregate at any time, [in accordance with the rules and procedures of the Depositary,] on December 1, 2021, and interest thereon as set forth below.
This Note shall bear interest at the Applicable Rate from April [ ], 2020, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until December 1, 2021; provided that with respect to the first interest payment, this Note shall bear interest from April 1, 2020 to April [ ], 2020 at the rate of 6% per annum and from April [ ], 2020 to the first Interest Payment Date at the Applicable Rate. Interest is payable monthly in arrears on each January 1, February 1, March 1, April 1, May 1, June 1, July 1, August 1, September 1, October 1, November 1 and December 1,
commencing on [    ], to Holders of record at the close of business on the preceding December 15, January 15, February 15, March 15, April 15, May 15, June 15, July 15, August 15, September 15, October 15 and November 15 (whether or not such day is a Business Day), respectively. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months or, in the case of a partial month, the number of days elapsed over a 30-day month and shall be compounded monthly on the last day of each month.
Additional Interest will be payable as set forth in Section 4.10 and Section 6.04 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 4.10 and Section 6.04, and any express mention of the payment of
1 Insert on any certificated PIK Notes.
2 Include if a Global Note.
3 Include if a Global Note.
4 Include if a Physical Note.
5 Include if a Global Note.
6 Include if a Physical Note.
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Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.
Interest will be payable, at the election of the Company (made by delivering a notice to the Trustee prior to the beginning of the related Interest Period), (1) entirely in Cash Interest or (2) entirely in PIK Interest. In the absence of an interest payment election, interest on the Notes will be payable in PIK Interest. Notwithstanding anything to the contrary, the payment of accrued interest shall be made solely in cash, (A) in connection with any redemption or repurchase of Notes as described under Section 13.01, Section 13.02, Section 15.01, Section 15.02 and Section 15.03 of the Indenture, (1) with respect to all Notes, if the related Redemption Date, Specified Repurchase Date, Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, is after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the date on which the corresponding interest payment is made or (2) solely with respect to the Notes to be repurchased or redeemed, if the related Redemption Date, Specified Repurchase Date, Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, is on any other date, (B) with respect to all Notes, if any Notes are surrendered for conversion after the close of business on a Regular Record Date for the payment of interest and on or prior to the related Interest Payment Date and (C) on the final Interest Payment Date.
Following an increase in the principal amount of any outstanding Global Notes as a result of a PIK Payment, such Global Note will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date.
Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(d) of the Indenture.
The Company shall pay the principal of and interest (other than PIK Interest) on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent, Note Registrar, Custodian and Conversion Agent in respect of the Notes and its agency in the continental United States of America as a place where Notes may be presented for payment, repurchase, or conversion or for registration of transfer and exchange.
At all times, PIK Interest on the Notes will be payable (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant Regular Record Date, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest for the applicable
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Interest Period (rounded to the nearest whole dollar, with amounts of $0.50 or more being rounded up), or by issuing a new Global Note, if required pursuant to the applicable procedures of the Depositary, in each case, as provided in writing by the Company in a Company Order to the Trustee, and the Trustee, at the written request of the Company, will record such increase in such Global Note and (y) with respect to Notes represented by Physical Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable Interest Period (rounded to the nearest whole dollar, with amounts of $0.50 or more being rounded up), and the Trustee will, at the written request of the Company in a Company Order, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant Regular Record Date, as shown in the register of the Note Registrar.
Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.
In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.
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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

BLOOM ENERGY CORPORATION
By:
Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.
By:
Authorized Signatory
Dated:

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